SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 27, 2007

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2007, Perma-Fix Environmental Services, Inc. (“Perma-Fix”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nuvotec USA, Inc. (“Nuvotec”), Nuvotec’s wholly owned subsidiary, Pacific EcoSolutions, Inc. (“PEcoS”) and Perma-Fix’s wholly owned subsidiary, PESI Transitory, Inc. (“Transitory”), providing for the acquisition of Nuvotec by Perma-Fix. Nuvotec owns all of the issued and outstanding capital stock of PEcoS, which is a permitted hazardous, low level radioactive and mixed waste treatment, storage and disposal facility located in the Hanford U.S. Department of Energy site in the eastern part of the state of Washington. Under the terms and subject to the conditions set forth in the Merger Agreement, Transitory would be merged with and into Nuvotec (the “Merger”), the separate corporate existence of Transitory would cease, and Nuvotec would continue as the surviving entity following the Merger and the wholly owned subsidiary of Perma-Fix.

Subject and pursuant to the terms of the Merger Agreement, as consideration for the Merger, Perma-Fix would pay to the Nuvotec shareholders the sum of approximately $11.6 million, as adjusted as set forth in the Merger Agreement, payable as follows:

(a)	$2.5 million in cash at closing of the Merger;

(b)
an earn-out amount not to exceed $4.6 million over a four year period (“Earn-Out Amount”), with the first $1.0 million of the Earn-Out Amount to be placed in an escrow account to satisfy certain indemnification obligations under the Merger Agreement of Nuvotec, PEcoS, and the shareholders of Nuvotec to Perma-Fix that are identified by Perma-Fix within two years following the Merger; and

(c)
subject to adjustment pursuant to the terms of the Merger Agreement and payable only to the shareholders of Nuvotec that qualify as accredited investors pursuant to Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended:

•
$2.5 million, payable over a four year period, unsecured and nonnegotiable and bearing an annual rate of interest of 8.25%, with (i) accrued interest only payable on June 30, 2008, (ii) $833,333.33, plus accrued and unpaid interest, payable on June 30, 2009, (iii) $833,333.33, plus accrued and unpaid interest, payable on June 30, 2010, and (iv) the remaining unpaid principal balance, plus accrued and unpaid interest, payable on June 30, 2011 (collectively, the “Installment Payments”). The Installment Payments may be prepaid at any time by Perma-Fix without penalty;

•
$2.0 million in Perma-Fix common stock, with the number of shares of common stock to be issued determined by dividing $2.0 million by 95% of average of the closing price of Perma-Fix Common Stock as quoted on the Nasdaq during the 20 trading days period ending five business days prior to the closing of the Merger; and

•
The Installment Payments and Perma-Fix common stock would be issued and paid only to the shareholders of Nuvotec that qualify as accredited investors in a private placement exempt from registration under Section 4(2) and/or Rule 506 of Regulation D.

The Merger Agreement requires that, upon completion of the Merger, the debt of Nuvotec and PEcoS will be limited to (a) approximately $9.1 million owing under Nuvotec’s existing credit facility, plus accrued and unpaid interest thereon, (b) $375,000 owing to certain stockholders of Nuvotec immediately prior to the Merger, plus accrued and unpaid interest thereon, and (c) the debts and obligations of PEcoS arising in the ordinary course of PEcoS’ business.

If the Merger is completed, Perma-Fix has agreed to increase the number of its directors from seven to eight and to take reasonable action to nominate and recommend for election Robert L. Ferguson (“Ferguson”), the current Chairman and Chief Executive Officer of Nuvotec and PEcoS, as a member of Perma-Fix’s board of directors. Mr. Ferguson’s nomination is subject to certain conditions, including the limitation that Perma-Fix’s board of directors is not required to nominate Ferguson if doing so would breach any fiduciary duty or legal requirements of the board.

Prior to the closing of the Merger, Nuvotec is permitted to transfer certain of its assets, including the spin off to the shareholders of Nuvotec of the common stock of Nuvotec’s majority owned subsidiary, Vivid Learning Systems, Inc. (OTCBB:VVDL).

Consummation of the Merger is subject the following conditions and other customary closing conditions:

•	Approval of the Nuvotec shareholders;
•	no holders of more than 1% of any class of Nuvotec securities exercising applicable appraisal rights;
•	the quotation or listing of the Perma-Fix common stock to be issued to accredited investors pursuant to the Merger Agreement on the Nasdaq Capital Market and the Boston Stock Exchange;
•	Perma-Fix’s due diligence being satisfactory to Perma-Fix;
•	the absence of any Material Adverse Effect (as defined in the Merger Agreement) on Nuvotec or PEcoS;
•
the termination by Nuvotec and PEcoS prior to the Merger of all of their outstanding options, warrants, convertible debt and other derivative securities, without the payment of any consideration by the Nuvotec or PEcoS and without any liability on the part of the Nuvotec or PEcoS;

•	approvals by each party’s lenders; and
•	filing of the certificate of Merger and any other required governmental filings.

The Merger Agreement contains customary representations and warranties made by and to the parties thereto as of specific dates. The representations and warranties were made in connection with negotiating the terms of the Merger, have been made solely for the benefit of the other parties, and should not be relied on by any other person as statements of fact at the time they were made or otherwise. In addition, such representations and warranties:

•	may be intended not as statements of actual fact, but rather as a method of allocating risk between the parties;
•	are subject to the materiality standards described in the Merger Agreement, which may differ from what may be viewed as material by others, and
•	were made only as of the date of the Merger Agreement or such other date as is expressly specified in the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 hereto and is incorporated into this Item 1.01 by this reference. Perma-Fix’s press release, dated April 30, 2007, announcing the execution of the Merger Agreement is attached as Exhibit 99.1 hereto and is incorporated into this Item 1.01 by this reference.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

On April 27, 2007, Perma-Fix entered into the Merger Agreement with Nuvotec, PEcoS, and Transitory, providing for the acquisition of Nuvotec by Perma-Fix pursuant to the Merger. If the Merger is completed, as partial consideration for the Merger, Perma-Fix would issue only to the shareholders of Nuvotec that qualify as accredited investors (as defined in Rule 501 of Regulation D) $2.0 million in Perma-Fix common stock, with the number of shares of common stock to be issued determined by dividing $2.0 million by 95% of average of the closing price of the common stock as quoted on the Nasdaq during the 20 trading days period ending five business days prior to the closing of the Merger. The issuance of the common stock would be made in a private placement exempt from registration under Section 4(2) and/or Rule 506 of Regulation D. See the discussion under Item 1.01, above, which is incorporated in this Item 3.02 by this reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

2.1
Agreement and Plan of Merger, dated April 27, 2007, by and among Perma-Fix Environmental Services, Inc., Nuvotec USA, Inc., Pacific EcoSolutions, Inc., and PESI Transitory, Inc. The Registrant will furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

99.1	Press release, dated April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2007.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:  /s/ Steven T. Baughman

Steven T. Baughman
Vice President and
Chief Financial Officer